Exhibit 99.1

Morningstar Media Contact:

Sarah Wirth, +1 312 696-6037 or newsroom@morningstar.com

PitchBook Media Contact:

Bailey Fox, pr@pitchbook.com

Investors may submit questions to investors@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar, Inc. Completes Acquisition of Leveraged Commentary & Data

CHICAGO and SEATTLE, June 1, 2022 -- Morningstar, Inc., a leading provider of independent investment research (Nasdaq: MORN), has completed its previously announced acquisition of Leveraged Commentary & Data (LCD), a market leader in news, research, data, insights, and indexes for the leveraged finance market from S&P Global.

LCD is the industry standard for leveraged loan data, news, analysis, and indexes, providing coverage across the full lifecycle of loans. The leveraged loan market data provider will integrate with Morningstar’s PitchBook Platform, which delivers data, research, and technology covering the breadth of the private and public equity markets. The S&P/LSTA Leveraged Loan Index—the flagship benchmark for this asset class—and related indexes will become part of the expanding fixed-income capabilities from Morningstar Indexes.

“LCD is the standard for private credit and leveraged loan data and research. By integrating LCD’s data, news, and analysis on leveraged loans into PitchBook, we’ll be able to address two major investor needs. First, provide transparency into every metric of the leveraged loan market, including structure, pricing, yield, volume, along with secondary market performance and leveraged buyout/private equity activity. Second, create a centralized tool for private capital and debt markets. We’re looking forward to partnering with LCD to deliver even greater value to our customers,” said John Gabbert, founder and CEO of PitchBook.

Nearly 60 LCD employees will join Morningstar as part of the PitchBook team and the Morningstar Indexes group. The transaction was funded through a combination of cash on hand and Morningstar’s five-year multi-currency credit facility. Additional information about the acquisition is available here.

About PitchBook

PitchBook is a financial data and software company that provides transparency into the capital markets to help professionals discover and execute opportunities with confidence and efficiency. PitchBook collects and analyzes detailed data on the entire venture capital, private equity and M&A landscape—including public and private companies, investors, funds, investments, exits and people. The company's data and analysis are available through the PitchBook Platform, industry news, and in-depth reports. Founded in 2007, PitchBook has offices in Seattle, San Francisco, New York, London, and Hong Kong and serves more than 70,000 professionals around the world. In 2016, Morningstar acquired PitchBook, which now operates as a subsidiary.

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About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The Company offers an extensive line of products and services for individual investors, financial advisors, asset managers and owners, retirement plan providers and sponsors, and institutional investors in the debt and private capital markets. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, debt securities, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with approximately $265 billion in assets under advisement and management as of March 31, 2022. The Company has operations in 29 countries. For more information, visit www.morningstar.com/company. Follow Morningstar on Twitter @MorningstarInc.

Caution Forward Looking Statement

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as "project," "outlook,“ “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” "remain," "target" or "will" and similar references to future periods. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including (i) the future demand for news, research, data, insights, and indexes for the leveraged finance market; and (ii) the risks and costs associated with the integration of, and the ability of Morningstar to integrate LCD successfully. Factors that will influence the impact on our business and operations include, without limitation, risks and uncertainties affecting Morningstar that are described our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. If any of these risks and uncertainties materialize, our actual future results and other future events may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information or future events.

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